Exhibit 99.1

View, Inc. Receives Notification of Additional Deficiency from Nasdaq

Related to Delayed Filing of Annual Report on Form 10-K

MILPITAS, Calif., Mar. 4, 2022 (GLOBE NEWSWIRE) – View, Inc. (Nasdaq: VIEW) (“View” or the “Company”), the leader in smart building technologies, today announced that on March 3, 2022, it received a notice (the “Notice”) from the Nasdaq Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”), serves as an additional basis for delisting the Company’s securities from Nasdaq. As previously announced, the Company received a Staff Delisting Determination (the “Staff Determination”) on February 15, 2022, notifying the Company that the Nasdaq Listing Qualifications Department had initiated a process to delist the Company’s securities from Nasdaq due to the Company’s failure to file its Quarterly Reports on Form 10-Q for the periods ended June 30 and September 30, 2021 (the “Quarterly Reports”). As a result of the Company’s failure to file the Form 10-K and the Quarterly Reports, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports.

As previously announced, on February 22, 2022, the Company appealed the Staff Determination by requesting a hearing before a Nasdaq Hearings Panel to present its plan to regain compliance with the applicable listing requirements. Under the Nasdaq Listing Rules, such request automatically stayed the delisting process for a period of 15 days from the date of the request. In connection with its request for a hearing, the Company also requested that the Staff Determination be further stayed pending the resolution of the Company’s appeal. The Notice also provides that, pursuant to Nasdaq Listing Rule 5810(d), the Company should present its views with respect to the failure to file the Form 10-K at such hearing. As previously disclosed on January 4, 2022, the Company expects to be in a position in the first quarter of 2022 to file its delinquent Quarterly Reports as well as its Annual Report on Form 10-K for the year ended December 31, 2021. The Company is currently conducting its review of and procedures with respect to these reports and associated financial statements. Although the Company is working diligently to file these periodic reports as soon as possible, there can be no assurance that such reports will be filed before any hearing before the Nasdaq Hearings Panel, or that the Nasdaq Hearings Panel will grant the Company’s request for a stay pending the hearing.  If the Company’s appeal is denied or the Company fails to timely regain compliance with Nasdaq’s continued listing standards, the common stock of the Company will be subject to delisting on The Nasdaq Global Market.

About View

View is the leader in smart building technologies that transform buildings to improve human health and experience, reduce energy consumption and carbon emissions, and generate additional revenue for building owners. View Smart Windows use artificial intelligence to automatically adjust in response to the sun, increasing access to natural light and unobstructed views while eliminating the need for blinds and minimizing heat and glare. Every View installation includes a cloud-connected smart building platform that can easily be extended to reimagine the occupant experience. View is installed and designed into over 90 million square feet of buildings including offices, hospitals, airports, educational facilities, hotels, and multi-family residences. For more information, please visit: www.view.com.

Forward-Looking Statements

Certain statements contained in this press release and certain materials View files with the U.S. Securities and Exchange Commission (the “SEC”), as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates, assumptions, projections, and management’s beliefs, that are subject to change. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond View’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. View’s business is subject to a number of risks which are described more fully in View’s definitive proxy statement filed with the SEC on February 16, 2021, as amended on February 23, 2021, which is incorporated by reference into its Current Report on Form 8-K filed with the SEC on March 12, 2021. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

For Investors:

Samuel Meehan

View, Inc.

IR@View.com

408-493-1358